Exhibit 99.1

Western Alliance Reports Net Income of $4.1 Million or $0.14 Per Share for the First Quarter 2008

LAS VEGAS--(BUSINESS WIRE)--Western Alliance Bancorporation (NYSE:WAL) announced today its financial results for the first quarter 2008.

First Quarter 2008 Highlights:

  Net income of $4.1 million, including loan loss provision expense of $8.1 million, up 69.5% from $2.4 million in the fourth quarter 2007 and down 63.7% from $11.4 million in the first quarter 2007
  Diluted earnings per share of $0.14, up 75.0% from $0.08 in the fourth quarter 2007 and down 64.1% from $0.39 in the first quarter 2007
  Net revenue (sum of net interest income and non-interest income, excluding securities and fair value gains/losses) of $55.3 million, up 3.7% from $53.3 million in the fourth quarter 2007 and up 19.0% from $46.4 million in the first quarter 2007
  Loans of $3.72 billion at March 31, 2008, up 2.5% or $90 million from December 31, 2007, and up 11.6% or $387 million from one year ago
  Customer funds (sum of customer deposits and customer repurchase agreements) of $3.78 billion at March 31, 2008, down 1.0% or $37 million from December 31, 2007, and down 6.0% or $240 million from one year ago

Financial Performance

Western Alliance Bancorporation reported net income of $4.1 million for the first quarter 2008, down 63.7 percent from $11.4 million for the first quarter 2007. First quarter 2008 results include a $5.3 million securities impairment charge partially offset by a $1.6 million net increase in the market value of financial assets and liabilities carried at market value, including interest rate swaps, securities and trust preferred liabilities. The first quarter also includes a $1.3 million loss ($0.04 per share) from PartnersFirst, the Company’s affinity credit card initiative.

Loans grew $90 million to $3.72 billion at March 31, 2008 from December 31, 2007 and $387 million from March 31, 2007.

Customer funds decreased $37 million to $3.78 billion at March 31, 2008 from December 31, 2007, comprised of a $13 million increase in deposits and a $50 million decrease in customer repurchase agreements. From March 31, 2007, customer funds decreased $240 million. Non-interest bearing title company deposits declined $93 million to $186 million during the 12 months ended March 31, 2008, and increased $41 million from December 31, 2007.

“Our primary markets remained under stress during the first quarter of 2008 as real estate valuations continued to decline and economic activity slowed. In part reflecting this challenging environment, substantially higher loan loss provisions, securities valuation adjustments, as well as continued investment into our credit card initiative curtailed our earnings performance to 14 cents per share,” said Robert Sarver, Chairman, President and Chief Executive Officer of Western Alliance.

“Although we do not believe we have reached the end of this credit cycle, we are encouraged by continued high quality loan demand in our markets and the performance of our net interest margin, which stabilized on a linked-quarter basis despite aggressive rate cutting by the Federal Open Market Committee. We also continued to reduce our staff count as we take advantage of this period of slower growth to focus on improving our overall efficiencies. These are challenging times, but we remain strong in our belief that Western Alliance is well positioned to weather the storm and emerge an improved and more efficient enterprise.”

Income Statement

Net interest income increased 14.7 percent to $46.9 million in the first quarter 2008 from $40.9 million in the first quarter 2007. The interest margin in the first quarter 2008 was 4.20 percent, compared to 4.16 percent in the fourth quarter 2007. The margin was 4.58 percent in the first quarter 2007.

The provision for loan losses was $8.1 million for the first quarter 2008 compared to $13.9 million for the fourth quarter 2007 and $0.4 million for the first quarter 2007. Non-accrual loans and other real estate owned were $16.7 million or 0.32 percent of total assets at March 31, 2008, down from $21.3 million or 0.42 percent of total assets at December 31, 2007. Net loan charge-offs were $6.5 million or 0.70 percent of average loans, compared to net charge-offs of $4.5 million or 0.49 percent of average loans for the fourth quarter 2007. Loans past due 30-89 days totaled $51 million at March 31, 2008. Approximately 40 percent of this amount has been cleared as of the date of this release.

Non-interest income, excluding securities impairment charges and increases in fair value of financial instruments measured at fair value and including approximately $1.1 million of non-recurring amounts, was $8.4 million for the first quarter 2008, up 50.6 percent from $5.6 million for the same period in 2007. For the fourth quarter 2007, non-interest income was $6.9 million.

Net revenue was $55.3 million for the first quarter 2008, up 19.0 percent from $46.4 million for the first quarter 2007. For the fourth quarter 2007, net revenue was $53.3 million.

Non-interest expense was $38.0 million for the first quarter 2008, up 31.4 percent from $28.9 million for the same period in 2007. For the fourth quarter 2007, non-interest expense was $36.0 million. We had 979 full-time equivalent employees and 40 banking offices on March 31, 2008, compared to 992 and 39, respectively, on December 31, 2007 and 959 and 35, respectively, on March 31, 2007. These numbers include 17 FTE at PartnersFirst at March 31, 2008, our credit card affinity initiative that was launched in July 2007.

Net income increased 69.5 percent to $4.1 million for the first quarter 2008 compared to $2.4 million for the fourth quarter 2007. Net income was $11.4 million for the same period last year. Diluted earnings per share were $0.14 compared with $0.08 for the fourth quarter 2007 and $0.39 for the first quarter 2007. Average diluted shares increased 4.7 percent to 30.5 million for the first quarter 2008 compared to 29.2 million for the first quarter 2007.

Balance Sheet

Loans totaled $3.72 billion at March 31, 2008, an increase of 2.5 percent from December 31, 2007 and 11.6 percent from $3.34 billion at March 31, 2007. At March 31, 2008 the allowance for loan losses was 1.37 percent of gross loans up from 1.36 percent at year end and 1.12 percent at March 31, 2007.

Customer funds totaled $3.78 billion at March 31, 2008, a decrease of $37 million from December 31, 2007 and $240 million from $4.03 billion at March 31, 2007.

Non-interest bearing deposits, which include title company deposits for which the Company incurs non-interest expense for the benefit of the depositor, comprised 29.0 percent of total customer deposits at March 31, 2008. At quarter end, non-interest bearing deposits from title companies were 5.2 percent of total customer deposits compared to 4.1 percent at December 31, 2007, and 7.3 percent at March 31, 2007.

At March 31, 2008 the Company’s loan to deposit ratio was 102.55 percent compared with 86.67 percent one year earlier. Borrowings, including brokered deposits, totaled $766 million at March 31, 2008, up $710 million from $57 million one year earlier. The majority of these borrowings represent overnight advances from the Federal Home Loan Bank.

Stockholders’ equity decreased $7 million from December 31, 2007 to $494 million at March 31, 2008, primarily due to increases in unrealized losses on available for sale securities totaling $14 million. Since December 2007 credit spreads have continued to widen, which negatively impacted the market values of our trust preferred CDO and adjustable rate preferred stock portfolios. At March 31, 2008 tangible common equity was 5.1 percent of tangible assets and total risk-based capital was 10.1 percent of risk-weighted assets.

Total assets increased 9.9 percent to $5.20 billion at March 31, 2008 from $4.73 billion at March 31, 2007.

Operating Unit Highlights

Bank of Nevada reported loan growth of $14 million during the first quarter 2008 and $107 million during the last 12 months to $2.23 billion at March 31, 2008. Customer funds decreased $33 million and $286 million to $2.10 billion during the same periods, respectively. Net income at Bank of Nevada was $0.2 million during the first quarter 2008 compared with $11.0 million during the first quarter 2007.

Alliance Bank of Arizona reported loan growth of $13 million during the first quarter 2008 and an increase of $93 million during the last 12 months to $597 million. Customer funds increased $30 million and $53 million to $694 million during the same periods, respectively. Net income at Alliance Bank of Arizona was $1.3 million during the first quarter 2008 compared with $1.1 million during the first quarter 2007.

Torrey Pines Bank, which includes PartnersFirst, reported loan growth of $40 million during the first quarter 2008 and $130 million during the last 12 months to $555 million. Customer funds decreased $44 million and $67 million to $497 million during the same periods, respectively. Before losses at PartnersFirst, net income at Torrey Pines Bank was $1.5 million during the first quarter 2008 compared with $1.1 million during the first quarter 2007. Losses incurred by PartnersFirst for the quarter ended March 31, 2008 were $1.3 million.

First Independent Bank of Nevada reported loan growth of $16 million during the first quarter 2008 and $45 million during the last 12 months to $338 million. Customer funds decreased $3 million and increased $16 million to $419 million during the same periods, respectively. Net income at First Independent Bank of Nevada was $0.7 million during the first quarter 2008.

Alta Alliance Bank reported loan growth of $7 million during the first quarter 2008 and $33 million during the last 12 months to $46 million. Customer funds increased $13 million and $40 million to $82 million during the same periods, respectively. Alta Alliance Bank incurred a net loss of $0.3 million during the first quarter 2008 compared with $0.5 million during the first quarter 2007.

Assets under management at Miller/Russell and Associates, Shine Investments and Premier Trust were $2.12 billion at March 31, 2008, up 21.8 percent from $1.74 billion at March 31, 2007. Assets under administration by the three entities increased 19.7 percent from $1.93 billion to $2.31 billion at March 31, 2008.

PartnersFirst launched 13 new affinity groups during the first quarter 2008 and as of March 31, 2008 had opened 2,000 accounts.

Attached to this press release is summarized financial information for the quarter ended March 31, 2008.

Conference Call

Western Alliance Bancorporation will host a conference call to discuss its first quarter 2008 financial results at 12:00 p.m. ET on Wednesday, April 23, 2008. Participants may access the call by dialing 1-800-860-2442. The call will be recorded and made available for replay after 2:00 p.m. ET April 23, until 9 a.m. ET May 1, by dialing 1-877-344-7529 using the pass code 418352#.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Some factors that could cause actual results to differ materially from historical or expected results include: factors listed in the Form 10-K as filed with the Securities and Exchange Commission; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; changes in management’s estimate of the adequacy of the allowance for loan losses; legislative or regulatory changes or changes in accounting principles, policies or guidelines; management’s estimates and projections of interest rates and interest rate policy; the execution of our business plan; and other factors affecting the financial services industry generally or the banking industry in particular.

We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements set forth in this press release to reflect new information, future events or otherwise.

About Western Alliance Bancorporation

Western Alliance Bancorporation is the parent company of Bank of Nevada, First Independent Bank of Nevada, Alliance Bank of Arizona, Torrey Pines Bank, Alta Alliance Bank, Miller/Russell & Associates, Shine Investment Advisory Services, Premier Trust, and PartnersFirst. These dynamic organizations provide a broad array of banking, leasing, trust, investment, and mortgage services to clients in Nevada, Arizona and California, investment services in Colorado, and bank card services nationwide. Staffed with experienced financial professionals, these organizations deliver a broader product array and larger credit capacity than community banks, yet are empowered to be more responsive to customers' needs than larger institutions. Additional investor information can be accessed on the Investor Relations page of the company's website, westernalliancebancorp.com.

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited
	At or for the three months
	ended Mar. 31,
	2008	2007	Change %

Selected Balance Sheet Data:
($ in millions)
Total assets	$5,195.7	$4,727.6	9.9%
Gross loans, including net deferred fees	3,722.6	3,336.0	11.6
Securities	718.9	630.9	13.9
Federal funds sold and other	59.0	166.8	-64.6
Customer funds	3,784.8	4,025.1	-6.0
Borrowings and brokered deposits	766.4	56.7	1,251.7
Junior subordinated debt	116.0	110.4	5.1
Stockholders' equity	494.2	511.2	-3.3

Selected Income Statement Data:
($ in thousands)
Interest income	$77,037	$67,313	14.4%
Interest expense	30,175	26,457	14.1
Net interest income	46,862	40,856	14.7
Provision for loan losses	8,059	441	1,727.4
Net interest income after provision for loan losses	38,803	40,415	-4.0
Securities gains (losses) and other valuation changes	(3,695)	271	-1,463.5
Other non-interest income	8,418	5,590	50.6
Non-interest expense	38,003	28,921	31.4
Income before income taxes	5,523	17,355	-68.2
Income tax expense	1,381	5,952	-76.8
Net Income	$4,142	$11,403	-63.7
Memo: Intangible asset amortization expense, net of tax	$513	$257	99.6

Common Share Data:
Diluted net income per share	0.14	0.39	-64.1
Book value per share	16.35	17.06	-4.2
Tangible book value per share	8.61	9.49	-9.3
Average shares outstanding (in thousands):
Basic	29,544	26,950	9.6
Diluted	30,547	29,181	4.7
Common shares outstanding	30,230	29,963	0.9

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data (continued)
Unaudited
	At or for the three months
	ended Mar. 31,
	2008	2007	Change %

Selected Performance Ratios:
Return on average assets (1)	0.33%	1.13%	-70.8%
Cash return on average assets (1)(2)	0.38	1.20	-68.3
Return on average stockholders' equity (1)	3.28	11.17	-70.6
Cash return on average tangible stockholders' equity (1)(2)	7.24	17.74	-59.2
Net interest margin (1)	4.20	4.58	-8.3
Net interest spread	3.53	3.40	3.8
Efficiency ratio - tax equivalent basis	68.23	61.96	10.1
Loan to deposit ratio	102.55	86.67	18.3

Capital Ratios:
Tangible Common Equity	5.1%	6.3%	-19.0
Tier 1 Leverage ratio	7.4	9.2	-19.6
Tier 1 Risk Based Capital	7.7	8.9	-13.5
Total Risk Based Capital	10.1	10.8	-6.5

Asset Quality Ratios:
Net charge-offs to average loans outstanding (1)	0.70%	0.02%	3,400.0
Non-accrual loans to gross loans	0.26	0.05	420.0
Non-accrual loans and OREO to total assets	0.32	0.04	700.0
Loans past due 90 days and still accruing to total loans	0.09	0.08	12.5
Allowance for loan losses to gross loans	1.37	1.12	22.3
Allowance for loan losses to non-accrual loans	518.13	2,113.75	-75.5
===================================================
(1) Annualized for the three-month periods ended March 31, 2008 and 2007.
(2) Cash return is defined as net income before intangible asset amortization expense.

Western Alliance Bancorporation and Subsidiaries
Condensed Consolidated Statements of Income
Unaudited	Three Months Ended
	March 31,

($ in thousands, except per share data)	2008	2007
Interest income on:
Loans, including fees	$65,938	$59,020
Securities	10,973	7,760
Federal funds sold and other	126	533
Total interest income	77,037	67,313
Interest expense on:
Deposits	19,464	21,873
Borrowings	8,356	2,905
Junior subordinated debt	2,355	1,679
Total interest expense	30,175	26,457
Net interest income	46,862	40,856
Provision for loan losses	8,059	441
Net interest income after provision for loan losses	38,803	40,415
Mark-to-market gains (losses), net	1,585	271
Securities impairment charges	(5,280)	-
Other income:
Trust and investment advisory services	2,796	2,105
Service charges	1,427	1,069
Bank owned life insurance	800	928
Other	3,395	1,488
	8,418	5,590
Other expense:
Compensation	21,946	17,033
Occupancy	5,079	4,239
Customer service	1,200	1,323
Intangible amortization	789	257
Other	8,989	6,069
	38,003	28,921

Income before income taxes	5,523	17,355

Income tax expense	1,381	5,952

Net income	$4,142	$11,403

Diluted earnings per share	$0.14	$0.39

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Statements of Income
Unaudited
	Quarter ended
($ in thousands, except per share data)	Mar. 31, 2008	Dec. 31, 2007	Sep. 30, 2007	Jun. 30, 2007	Mar. 31, 2007
Interest income on:
Loans, including fees	$65,938	$69,201	$69,066	$67,193	$59,020
Securities	10,973	11,744	11,049	9,144	7,760
Federal funds sold and other	126	245	358	509	533
Total interest income	77,037	81,190	80,473	76,846	67,313
Interest expense on:
Deposits	19,464	23,852	26,571	25,832	21,873
Borrowings	8,356	8,698	5,270	3,316	2,905
Junior subordinated debt	2,355	2,207	1,858	1,872	1,679
Total interest expense	30,175	34,757	33,699	31,020	26,457
Net interest income	46,862	46,433	46,774	45,826	40,856
Provision for loan losses	8,059	13,881	3,925	2,012	441
Net interest income after provision for loan losses	38,803	32,552	42,849	43,814	40,415
Mark-to-market gains (losses), net	1,585	2,458	2,056	(3,766)	271
Securities impairment charges	(5,280)	(2,861)	-	-	-
Other income:
Trust and investment advisory services	2,796	2,889	2,633	2,137	2,105
Service charges	1,427	1,339	1,253	1,167	1,069
Bank owned life insurance	800	913	962	960	928
Other	3,395	1,731	1,051	1,755	1,488
	8,418	6,872	5,899	6,019	5,590
Other expense:
Compensation	21,946	20,172	20,556	18,821	17,033
Occupancy	5,079	4,871	4,314	4,696	4,239
Customer service	1,200	1,813	1,675	1,897	1,323
Merger expenses	-	-	-	747	-
Intangible amortization	789	381	260	557	257
Other	8,989	8,727	7,816	7,556	6,069
	38,003	35,964	34,621	34,274	28,921
Income before income taxes	5,523	3,057	16,183	11,793	17,355
Income tax expense	1,381	614	5,100	3,847	5,952
Net income	$4,142	$2,443	$11,083	$7,946	$11,403

Diluted EPS	$0.14	$0.08	$0.35	$0.25	$0.39

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Balance Sheets
Unaudited
($ in millions)	Mar. 31, 2008	Dec. 31, 2007	Sep. 30, 2007	Jun. 30, 2007	Mar. 31, 2007
Assets
Cash and due from banks	$132.9	$104.7	$128.9	$122.9	$129.7
Federal funds sold	59.0	11.0	37.6	73.0	166.8
Cash and cash equivalents	191.9	115.7	166.5	195.9	296.5

Securities	718.9	736.4	788.4	685.6	630.9
Gross loans, including net deferred loan fees:
Construction and land development	805.5	806.1	801.7	765.4	757.5
Commercial real estate	1,550.8	1,514.5	1,484.1	1,437.9	1,420.6
Residential real estate	519.6	492.6	466.6	436.6	403.7
Commercial	808.9	784.4	752.1	709.2	722.6
Consumer	46.2	43.5	50.0	46.8	38.2
Net deferred fees	(8.4)	(8.1)	(8.0)	(7.0)	(6.6)
	3,722.6	3,633.0	3,546.5	3,388.9	3,336.0
Less: Allowance for loan losses	(50.8)	(49.3)	(39.9)	(36.9)	(37.5)
Loans, net	3,671.8	3,583.7	3,506.6	3,352.0	3,298.5
Premises and equipment, net	143.9	143.4	138.4	130.3	125.6
Bank owned life insurance	88.9	88.1	87.1	86.2	85.2
Goodwill and other intangibles	241.2	242.2	243.1	237.4	237.4
Other assets	139.1	106.5	73.3	59.4	53.5
Total assets	$5,195.7	$5,016.0	$5,003.4	$4,746.8	$4,727.6

Liabilities and Stockholders' Equity
Liabilities
Non-interest bearing demand deposits	$1,032.2	$1,007.6	$1,112.1	$1,160.5	$1,243.0
Interest bearing deposits:
Demand	276.5	264.6	259.2	263.8	268.7
Savings and money market	1,538.3	1,558.9	1,710.8	1,684.7	1,648.1
Time, $100 and over	623.8	649.4	641.0	634.8	610.8
Other time	89.4	66.4	69.6	72.0	78.5
	3,560.2	3,546.9	3,792.7	3,815.8	3,849.1
Customer repurchase agreements	224.6	275.0	204.1	195.7	176.0
Total customer funds	3,784.8	3,821.9	3,996.8	4,011.5	4,025.1
Brokered deposits	70.0	-	-	-	-
Borrowings	696.4	544.7	356.4	90.9	56.7
Junior subordinated and subordinated debt	116.0	122.2	113.7	110.2	110.4
Accrued interest payable and other liabilities	34.3	25.6	20.6	14.8	24.2
Total liabilities	4,701.5	4,514.4	4,487.5	4,227.4	4,216.4
Stockholders' Equity
Common stock and additional paid-in capital	380.5	378.0	379.2	383.8	381.2
Retained earnings	156.4	152.3	149.8	138.8	130.8
Accumulated other comprehensive loss	(42.7)	(28.7)	(13.1)	(3.2)	(0.8)
Total stockholders' equity	494.2	501.6	515.9	519.4	511.2
Total liabilities and stockholders' equity	$5,195.7	$5,016.0	$5,003.4	$4,746.8	$4,727.6

Western Alliance Bancorporation and Subsidiaries
Changes in the Allowance For Loan Losses
Unaudited
	Quarter Ended
($ in thousands)	Mar. 31, 2008	Dec. 31, 2007	Sep. 30, 2007	Jun. 30, 2007	Mar. 31, 2007

Balance, beginning of period	$49,305	$39,911	$36,946	$37,519	$33,551
Acquisitions	-	-	(370)	83	3,706
Provisions charged to operating expenses	8,059	13,881	3,925	2,012	441
Recoveries of loans previously charged-off:
Construction and land development	-	-	-	-	-
Commercial real estate	-	-	-	-	-
Residential real estate	-	-	-	-	-
Commercial and industrial	95	45	14	83	71
Consumer	8	20	12	9	8
Total recoveries	103	65	26	92	79
Loans charged-off:
Construction and land development	3,323	2,361	-	-	-
Commercial real estate	182	-	-	-	-
Residential real estate	970	49	-	-	-
Commercial and industrial	2,084	2,023	328	2,727	91
Consumer	69	119	288	33	167
Total charged-off	6,628	4,552	616	2,760	258
Net charge-offs	6,525	4,487	590	2,668	179
Balance, end of period	$50,839	$49,305	$39,911	$36,946	$37,519

Net charge-offs (annualized) to average loans outstanding	0.70%	0.49%	0.07%	0.31%	0.02%
Allowance for loan losses to gross loans	1.37	1.36	1.13	1.09	1.12
Non-accrual loans	9,812	17,873	16,240	717	1,775
Other real estate owned	6,901	3,412	149	-	-
Loans past due 30 to 89 days, still accruing	50,681	11,879	5,012	26,716	11,447
Loans past due 90 days, still accruing	3,235	779	760	6,431	2,544

Western Alliance Bancorporation and Subsidiaries
Changes in the Allowance For Loan Losses
Unaudited	Three Months Ended March 31,
	2008			2007

	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
Earning Assets	($ in millions)	($ in thousands)		($ in millions)	($ in thousands)
Securities (1)	$750.8	$10,526	5.86%	$557.3	$7,495	5.62%
Federal funds sold	16.7	126	3.03%	39.8	533	5.44%
Loans (1)	3,724.2	65,938	7.12%	3,027.0	59,020	7.91%
Restricted stock	40.8	447	4.41%	17.3	265	6.20%
Total earnings assets	4,532.5	77,037	6.87%	3,641.4	67,313	7.52%
Non-earning Assets
Cash and due from banks	101.3			99.1
Allowance for loan losses	(50.6)			(33.6)
Bank-owned life insurance	88.4			82.4
Other assets	452.6			289.8
Total assets	$5,124.2			$4,079.1
Interest bearing liabilities
Sources of Funds
Interest-bearing deposits:
Interest-bearing checking	$263.6	1,263	1.93%	$250.2	1,612	2.61%
Savings and money market	1,576.0	10,652	2.72%	1,383.9	12,945	3.79%
Time deposits	699.7	7,549	4.34%	613.1	7,316	4.84%
	2,539.3	19,464	3.08%	2,247.2	21,873	3.95%
Borrowings	968.8	8,356	3.47%	255.7	2,905	4.61%
Junior subordinated and subordinated debt	122.2	2,355	7.75%	102.0	1,679	6.68%
Total interest-bearing liabilities	$3,630.3	30,175	3.34%	$2,604.9	26,457	4.12%
Non-interest bearing liabilities
Noninterest-bearing demand deposits	965.9			1,037.2
Other liabilities	19.8			23.0
Stockholders’ equity	508.2			414.0
Total liabilities and stockholders' equity	$5,124.2			$4,079.1
Net interest income and margin		$46,862	4.20%		$40,856	4.58%
Net interest spread			3.53%			3.40%

(1) Yields on loans and securities have been adjusted to a tax equivalent basis.

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited
($ in millions)	Bank of Nevada	Alliance Bank of Arizona	Torrey Pines Bank	Alta Alliance Bank	First Independent Bank	Other	Inter- segment Elimi- nations	Consoli- dated Company
At March 31, 2008:
Assets	$3,096.5	$768.7	$703.7	$102.6	$546.5	$24.6	$(46.9)	$5,195.7
Gross loans and deferred fees	2,229.7	597.1	555.0	45.6	338.2	-	(43.0)	3,722.6
Less: Allowance for loan losses	(32.9)	(7.5)	(5.8)	(0.4)	(4.2)	-	-	(50.8)
Net loans	2,196.8	589.6	549.2	45.2	334.0	-	(43.0)	3,671.8
Deposits	2,017.7	668.9	452.3	81.6	414.2	-	(4.5)	3,630.2
Stockholders' equity	313.1	54.1	44.2	21.1	120.7	(59.0)	-	494.2

Number of branches	15	11	7	2	5	-	-	40
Number of full-time equivalent employees	490	135	136	30	109	79	-	979

($ in thousands)
Three Months Ended March 31, 2008:
Net interest income	$27,756	$7,297	$7,623	$817	$4,756	$(1,387)	$-	$46,862
Provision for loan losses	6,041	725	722	39	532	-	-	8,059
Net interest income after provision for loan losses
	21,715	6,572	6,901	778	4,224	(1,387)	-	38,803
Securities gains (losses) and other valuation changes
	(9,787)	(8)	(122)	-	3	6,219	-	(3,695)
Noninterest income	3,313	1,894	592	85	261	2,807	(534)	8,418
Noninterest expense	(15,574)	(6,465)	(6,961)	(1,434)	(3,671)	(4,432)	534	(38,003)
Income (loss) before income taxes	(333)	1,993	410	(571)	817	3,207	-	5,523
Income tax expense (benefit)	(522)	707	171	(236)	132	1,129	-	1,381
Net income (loss)	$189	$1,286	$239	$(335)	$685	$2,078	$-	$4,142

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited
($ in millions)	Bank of Nevada	Alliance Bank of Arizona	Torrey Pines Bank	Alta Alliance Bank	First Independent Bank	Other	Inter- segment Elimi- nations	Consoli- dated Company
At March 31, 2007:
Assets	$2,913.9	$706.8	$616.5	$63.9	$530.7	$24.4	$(128.6)	$4,727.6
Gross loans and deferred fees	2,122.5	503.7	424.7	12.3	292.8	-	(20.0)	3,336.0
Less: Allowance for loan losses	(23.3)	(5.7)	(4.7)	(0.1)	(3.7)	-	-	(37.5)
Net loans	2,099.2	498.0	420.0	12.2	289.1	-	(20.0)	3,298.5
Deposits	2,274.5	618.8	519.4	41.1	402.9	-	(7.6)	3,849.1
Stockholders' equity	347.2	52.9	40.6	23.7	122.7	(75.9)	-	511.2

Number of branches	15	10	6	2	4	-	-	37
Number of full-time equivalent employees	538	134	111	30	95	51	-	959

(in thousands)
Three Months Ended Mar. 31, 2007:
Net interest income	$28,966	$6,694	$5,856	$379	$-	$(1,039)	$-	$40,856
Provision for loan losses	287	-	121	33	-	-	-	441
Net interest income after provision for loan losses
	28,679	6,694	5,735	346	-	(1,039)	-	40,415
Noninterest income	2,922	531	448	82	-	2,353	(475)	5,861
Noninterest expense	(15,053)	(5,399)	(4,324)	(1,323)	-	(3,297)	475	(28,921)
Income (loss) before income taxes	16,548	1,826	1,859	(895)	-	(1,983)	-	17,355
Income tax expense (benefit)	5,510	711	727	(358)	-	(638)	-	5,952
Net income (loss)	$11,038	$1,115	$1,132	$(537)	$-	$(1,345)	$-	$11,403

CONTACT:
Western Alliance Bancorporation
Robert Sarver, Chairman/CEO, 602-952-5445 (Media)
Dale Gibbons, CFO, 702-248-4200 (Investors)